    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2002

                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                              PHOTON DYNAMICS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                        3559                          94-3007502
   (State or other jurisdiction      (Primary Standard Industrial      (I.R.S. Employer
 of incorporation or organization)    Classification Code Number)     Identification No.)

                             6325 SAN IGNACIO AVENUE
                         SAN JOSE, CALIFORNIA 95119-1202
                                 (408) 226-9900
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               VINCENT F. SOLLITTO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              PHOTON DYNAMICS, INC.
                             6325 SAN IGNACIO AVENUE
                         SAN JOSE, CALIFORNIA 95119-1202
                                 (408) 226-9900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

         Brett D. White, Esq.                       Alan L. Jakimo, Esq.
     Thomas L. MacMitchell, Esq.                Sidley Austin Brown & Wood LLP
         Cooley Godward LLP                           875 Third Avenue
       Five Palo Alto Square                         New York, NY 10022
         3000 El Camino Real                           (212) 906-2000
     Palo Alto, California 94306
           (650) 843-5000


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. / /

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-76650

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                   -----------

                         CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                        AMOUNT TO BE    OFFERING PRICE       AGGREGATE          AMOUNT OF
          TITLE OF SECURITIES TO BE REGISTERED         REGISTERED(1)     PER SHARE(2)    OFFERING PRICE(2)   REGISTRATION FEE(3)
          ------------------------------------         -------------   ----------------  -----------------   -------------------
Common Stock..........................................    575,000           $40.14          $23,080,500           $2,124

(1) Includes 75,000 shares of common stock issuable upon exercise of the underwriters' overallotment option.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, and based upon the average high and low sale prices on January 30, 2002, as reported on the Nasdaq National Market.

(3) 2,300,000 shares were registered under SEC File No. 333-76650, of which a filing fee of $23,478 was previously paid and which includes an aggregate of $14,440 subject to refund pursuant to SEC Fee Rate Advisory #8.

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                                EXPLANATORY NOTE

This registration statement relates to the public offering of common stock of Photon Dynamics, Inc. contemplated by a Registration Statement on Form S-1 (SEC File No. 333-76650), as amended (the "Prior Registration Statement") and is filed solely to increase the number of shares to be offered in such public offering by 500,000 shares plus up to 75,000 additional shares that may be sold pursuant to the Underwriter's overallotment option. The contents of the Prior Registration Statement are hereby incorporated by reference.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, County of Santa Clara, State of California, on January 31, 2002.

                                        PHOTON DYNAMICS, INC.

                                        By: /S/ Richard L. Dissly
                                           -----------------------------------
                                           Richard L. Dissly
                                           Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                            DATE
--------------------------------------------  -------------------------------------------   ----------------

                     *                        President, Chief Executive Officer and        January 31, 2002
--------------------------------------------  Director (Principal Executive Officer)
            Vincent F. Sollitto

           /S/ Richard L. Dissly              Chief Financial Officer and Secretary         January 31, 2002
------------------------------------------    (Principal Financial and Accounting Officer)
             Richard L. Dissly

                     *                        Chairman of the Board                         January 31, 2002
------------------------------------------
              E. Floyd Kvamme

                     *                        Director                                      January 31, 2002
------------------------------------------
               Barry L. Cox

                     *                        Director                                      January 31, 2002
------------------------------------------
              Richard P. Beck

                     *                        Director                                      January 31, 2002
------------------------------------------
              Michael J. Kim

                     *                        Director                                      January 31, 2002
------------------------------------------
            Malcolm J. Thompson


* By:      /S/ Richard L. Dissly
      ------------------------------------
             Richard L. Dissly
             Attorney-in-Fact


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                                  EXHIBIT INDEX

       EXHIBIT
        NUMBER      DESCRIPTION OF DOCUMENT
       -------      -----------------------
           5.1      Legal Opinion of Cooley Godward LLP.
          23.1      Consent of Ernst & Young LLP, Independent Auditors.
          23.2      Consent of Arthur Andersen LLP, Independent Public Accountants.
          23.3      Consent of PricewaterhouseCoopers LLP, independent public accountants.
          23.4      Consent of Cooley Godward LLP. (See Exhibit 5.1.)
         24.1*      Power of Attorney.

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* Incorporated by reference from the Registration Statement on Form S-1, as amended (SEC File No. 333-76650).